Exhibit  10.16


WINTERTHUR GROUP                  Head Office         General Guisan-Strasse 40
                                                      CH-8401 Winterthur
                                                      Telephone +41 52 261 61 10
                                                      www.winterthur.com


REGISTERED
Mr. Brian O'Hara
Chief Executive Officer
XL Insurance (Bermuda) Ltd
One Bermudiana Road
Hamilton HM11
Bermuda


John R. Dacey
CFO
john.dacey@winterthur.ch
July 27, 2004


VARIATION TO THE SPA
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WITHOUT PREJUDICE


Dear Brian,

We would like to thank you for the constructive meeting of last Thursday, 23 July 2004. We set out below certain amendments to the Second Amended and Restated Agreement dated 15 February 2001 for the sale and purchase of Winterthur International and between Winterthur Swiss Insurance Company ("Winterthur") and XL Insurance (Bermuda) Ltd ("XL") (the "SPA") discussed between the parties on the occasion of the said meeting.

We refer to Clause 18.8 SPA, and write to record our and your agreement to the following variations to the SPA and the procedure there recorded for the purpose of permitting each of XL and Winterthur additional time for the preparation and determination of the Seasoned Net Reserves Statement:

         1. XL agrees to serve a preliminary draft Seasoned Net Reserves Statement on Winterthur by 31 August 2004. Such preliminary draft shall be provided without prejudice and shall contain or be accompanied by materially the same information or documentation (especially in electronic form) as is available and of a type that will be required to be included in or accompany the Seasoned Net Reserves Statement to be delivered pursuant to Clause 4.2.2 of the SPA.

         2. In the period within 90 Business Days following receipt of the preliminary draft Seasoned Net Reserves Statement referred to above, senior executives from our respective organisations shall meet on a without prejudice basis to discuss the preliminary draft Seasoned Net Reserves Statement and whether any disputes over the content thereof should be resolved other than through the procedure specified in the SPA.

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Variation to the SPA
Page 2
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         3.       If XL and Winterthur do not reach agreement in relation to the matters referred to in paragraph 2 above within such 90 Business Day period, XL shall deliver the Seasoned Net
                  Reserves Statement referred to in Clause 4.2.2 SPA. Unless Winterthur serves written notice on XL requiring the delivery of the Seasoned Net Reserves Statement, any such Statement can only be delivered by XL to Winterthur within 30 Business Days of the expiry of the period of 90 Business Days referred to in paragraph 2 above. However, in the event that Winterthur serves written notice on XL requiring the delivery of the Seasoned Net Reserves Statement (which notice can be served by Winterthur at any time after the service of the preliminary draft statement under paragraph 1 above), the Seasoned Net Reserves Statement must be delivered by XL within 30 Business Days following the receipt by XL of the said written notification from Winterthur. The period of time of 30
                  Business Days following the End Date referred to in Clause
                  4.2.2 of the SPA for delivery of the Seasoned Net Reserves Statement by XL is extended accordingly. Once delivery of the Seasoned Net Reserves Statement has occurred in accordance with the provisions set out above, the parties shall proceed in accordance with Clause 4.2.4 and subsequent clauses of the SPA.

         4. Solely for the purposes of the provisions of Clause 4.2.3 of the SPA and the obligations thereby imposed on XL and the rights thereby conferred on Winterthur (to include its Accountants and Actuaries) the preliminary draft Statement to be served under paragraph 1 above will be treated as if it were the Seasoned Net Reserves Statement delivered under Clause 4.2.2 of the SPA.

         5. XL and Winterthur confirm that any amendment to the SPA as effected by this letter shall not affect in any way the calculation of the Seasoned Net Reserves Amount under Clause
                  4.2 of the SPA except as set forthwith in paragraph 3 above. For the avoidance of doubt this letter shall 1) not in any way affect the economic, financial or other nature of reserve seasoning, including, without limitation, the fact that losses occurring subsequent to June 30, 2004 are not included in the Seasoned Net Reserves Amount and 2) not affect in any way the determination of the date and/or rate to be used for foreign exchange conversion of any amount in connection therewith.

         6. The provisions of this letter, including the extension of time referenced in paragraph 3 above, shall apply with equal force and effect in relation to the provisions of SPA relating to the Seasoned Net Premiums Receivable Statement.

         7. Save as aforesaid the terms of the SPA shall remain un-amended and in full force and effect.

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Variation to the SPA
Page 3
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Kindly confirm your agreement to such variations by returning to us a copy of this letter endorsed with your signature. Each party hereto has asserted various legal rights against the other. Nothing herein shall operate as any waiver of either party's rights in relation to any alleged breach of contract by the other.


Yours sincerely,

/s/ John R. Dacey                            /s/ Martha Boeckenfeld

John R. Dacey                                Martha Boeckenfeld


Agreed by XL Insurance (Bermuda) Ltd


/s/ Brian M. O'Hara
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cc:   Paul Giordano
      Clive Tobin
      Jerry de St. Paer